Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Martin D. Eng and Bruce Levin, and each of them, either of whom may act without joinder of the other, its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for it and in its name, place, and stead, in any and all capacities, to sign and file one or more of Schedules 13G, and amendments thereto, reporting on the undersigned’s beneficial ownership of securities of Venture Lending & Leasing VI, Inc. (“Fund VI”), pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as it might or could do, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13G with respect to the undersigned’s holdings of and transactions in securities issued by Fund VI, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Dated: August 6, 2010	THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY
	By:	The Stanford Management Company

	By:	/s/ Saguna Malhotra
		Name:	Saguna Malhotra
		Title:	Managing Director, Private Equity

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